Exhibit 21
Pinnacle Entertainment, Inc.
List of Subsidiaries

Subsidiary	State of Organization	Name(s) under which Subsidiary does Business
ACE Gaming, LLC	New Jersey
Ameristar Casino Black Hawk, Inc.	Colorado	Ameristar Casino Black Hawk
Ameristar Casino Council Bluffs, Inc.	Iowa	Ameristar Casino Council Bluffs
Ameristar Casino Kansas City, Inc.	Missouri	Ameristar Casino Kansas City
Ameristar Casino St. Charles, Inc.	Missouri	Ameristar Casino St. Charles
Ameristar Casino Vicksburg, Inc.	Mississippi	Ameristar Casino Vicksburg
Ameristar Casino East Chicago, LLC	Indiana	Ameristar Casino East Chicago
Ameristar Casino Springfield, LLC	Massachusetts
Ameristar East Chicago Holdings, LLC	Indiana
Ameristar Lake Charles Holdings, LLC	Louisiana
AREP Boardwalk Properties LLC	Delaware
Belterra Resort Indiana, LLC	Nevada	Belterra Casino Resort & Spa
Boomtown, LLC	Delaware
Brighton Park Maintenance Corp.	New Jersey	Brighton Park
Cactus Pete’s, Inc.	Nevada	Cactus Pete’s
Casino Magic, LLC	Minnesota
Casino Magic (Europe) B.V.	Netherlands
Casino Magic Hellas Management Services, S.A.	Greece
Casino One Corporation	Mississippi	Lumière Place Casino & Hotels
Double Bogey, LLC	Texas
Landing Condominium, LLC	Missouri
Louisiana-I Gaming, A Louisiana Partnership in Commendam	Louisiana	Boomtown New Orleans
OGLE HAUS, LLC	Indiana	Ogle Haus Inn
Pinnacle Retama Partners, LLC	Texas	Retama Park
PNK (Baton Rouge) Partnership	Louisiana	L’Auberge Casino & Hotel Baton Rouge
PNK (BOSSIER CITY), Inc.	Louisiana	Boomtown Bossier City
PNK Development 7, LLC	Delaware	Heartland Poker Tour
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Development 10, LLC	Delaware
PNK Development 11, LLC	Nevada
PNK Development 17, LLC	Nevada
PNK Development 18, LLC	Delaware
PNK Development 28, LLC	Delaware
PNK Development 29, LLC	Delaware
PNK Development 30, LLC	Delaware
PNK Development 31, LLC	Delaware
PNK (ES), LLC	Delaware	HoteLumière
PNK (Kansas), LLC	Kansas
PNK (LAKE CHARLES), L.L.C.	Louisiana	L’Auberge Casino Resort Lake Charles
PNK (Ohio), LLC	Ohio	Belterra Park
PNK (Ohio) II, LLC	Ohio

PNK (Ohio) III, LLC	Ohio
PNK (RENO), LLC	Nevada	Boomtown Reno
PNK (River City), LLC	Missouri	River City Casino
PNK (SA), LLC	Texas
PNK (SAM), LLC	Texas
PNK (SAZ), LLC	Texas
PNK (STLH), LLC	Delaware
PNK (ST. LOUIS RE), LLC	Delaware
PNK (VN), Inc.	Cayman Islands
Port St. Louis Condominium, LLC	Missouri
President Riverboat Casino-Missouri, Inc.	Missouri
Richmond Street Development, Inc.	Pennsylvania
Riverside Community Improvement District, Inc.	Missouri
The Pinnacle Entertainment Foundation	Nevada
Yankton Investments, LLC	Nevada